Exhibit 10.2

                      FOIA CONFIDENTIAL TREATMENT REQUESTED

            PORTIONS OF THE EXHIBIT HERETO MARKED BY [***] HAVE BEEN OMITTED AND FILED PURSUANT TO A REQUEST FOR CONFIDENTIAL
          TREATMENT UNDER 17 C.F.R. SS.SS. 200.80(B)(4) AND 240.24B-2

                                                                    Active Media
                                                        12603 Crown Point Circle
                                                              Clermont, FL 34711
                                                                  (866) 9 COMICS
                                                     www.ActiveMediaPrinting.com

                               PRINTING AGREEMENT

THIS AGREEMENT is made and entered into this 13th day of March, 2013, by and between Active Media Publishing, LLC (hereinafter "PRINTER") a Florida LLC doing business at 12603 Crown Point Circle, Clermont, FL 34711; and RED GIANT ENTERTAINMENT, INC., a Nevada Corporation (hereinafter "RED GIANT").

                                   WITNESSETH:

     WHEREAS, the PRINTER desires to provide low-cost, high quality printing to "RED GIANT ENTERTAINMENT, INC." which is in the business of creating and developing Intellectual Properties for multiple media platforms.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the Parties agree as follows:

     NOW, THEREFORE, the parties agree as follows:

1. WHEREAS CLAUSES. All Whereas Clauses set out hereinabove are incorporated herein by reference and constitute a part of this AGREEMENT.

2. TERM. The Term of this Agreement shall be for five (5) years, unless terminated for material breach, as hereinafter provided.

3. DEFINITIONS. The following capitalized terms, when used in this Agreement, shall have the respective meanings ascribed to them below:

     a. "Confidential Information" shall mean all information provided by one party to the other which is not generally published by the providing party, including but not limited to, financial information, marketing plans and manuscripts of the providing party and other information transmitted or delivered which would be expected under reasonable
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          circumstances to be held private between the parties and not disclosed, including the terms of this Agreement.

     b. "Proprietary Rights" shall mean all rights held by a party in that party's products, services and programs and confidential information, including, without limitation, copyrights, CORPORATION's rights, trademarks, service marks, patent rights, trade names, know-how and trade secrets, software source codes and proprietary algorithms irrespective of whether such rights arise under U.S. intellectual property, unfair competition or trade secret laws.

     c. "Territory" shall include the United States of America and all other countries of the world.

4. TERMINATION FOR MATERIAL BREECH. This AGREEMENT may be terminated by a party for cause immediately after giving the other party ninety (90) days prior written notice if:

     a. The activities of the other party or the statements or opinions expressed on or through the other party's representatives, or through publication or other public dissemination, are materially likely to expose that party to administrative, civil or criminal liability .

     b. The other party shall be in material breach or default of any material provision of this AGREEMENT, and

     c. Such breach or default has not been cured within the ninety (90) days since original written notice to the other party.

5.   OBLIGATIONS OF PRINTER. During the Term of this Agreement, PRINTER shall:

     a. PRINTER shall provide near-cost printing services to RED GIANT for all book publishing. These prices will be no less than [***]% to no greater than [***]% margin above costs.

6.   CONFIDENTIALITY.

     a. Each party agrees to keep confidential and not disclose or use, except in performance of its obligations under this Agreement, the terms of this Agreement, confidential or proprietary information related to the other party's technology or business that the receiving party learns in connection with this Agreement, and any other information received from the other, including without limitation, to the extent previously, currently or subsequently disclosed to the receiving party


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          hereunder or otherwise: information relating to products or technology of the disclosing party or the properties, composition, structure, use or processing thereof, or systems therefore, or to the disclosing party's business (including, without limitation, computer programs, code, algorithms, schematics, data, know-how, processes, ideas, inventions (whether patentable or not), names and expertise of employees and consultants, all information relating to customers and customer transactions and other technical, business, financial, customer and product development plans, forecasts, strategies and information), all of the foregoing, ("Confidential Information"). The disclosing party must designate Confidential Information by marking it as such in a conspicuous place. Neither party shall disclose the terms of this Agreement to any third party without the prior written consent of the other party. Each party shall use reasonable precautions to protect the other's Confidential Information and employ at least those precautions that such party employs to protect its own confidential or Proprietary Information. "Confidential Information" shall not include information the receiving party can document (a) is in or (through no improper action or inaction by the receiving party or any affiliate, agent or employee) enters the public domain (and is readily available without substantial effort), or (b) was rightfully in its possession or known by it prior to receipt from the disclosing party, or (c) was rightfully disclosed to it by another person without restriction, or
          (d) was independently developed by it by persons without access to such information and without use of any Confidential Information of the disclosing party. Each party, with prior written notice to the disclosing party, may disclose such Confidential Information to the minimum extent possible that is required to be disclosed to a governmental entity or agency in connection with seeking any governmental or regulatory approval, or pursuant to the lawful requirement or request of a governmental entity or agency (including a court order or subpoena), provided that reasonable measures are taken to guard against further disclosure, including without limitation, seeking appropriate confidential treatment or a protective order, or assisting the other party to do so.

     b. The receiving party acknowledges and agrees that due to the unique nature of the disclosing party's Confidential Information, there may be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the receiving party or third parties to unfairly compete with the disclosing party resulting in irreparable harm to the Disclosing Party, and therefore, that upon any such breach or any threat thereof, the disclosing party shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law, and to be indemnified by the receiving party from any loss or harm, including without limitation, lost

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          profits and attorney's fees, in connection with any breach or enforcement of the receiving party's obligations hereunder or the unauthorized use or release of any such Confidential Information. The receiving party will notify the disclosing party in writing immediately upon the occurrence of any such unauthorized release or other breach. Any breach of this Section will constitute a material breach of this AGREEMENT and a potential

7.   PRINTER'S WARRANTIES. PRINTER represents and warrants that:

     a.   It has the right and authority to enter into this AGREEMENT.

     b. It shall obey all applicable laws, regulations and rules of any government body or agency or other competent authority.

     c.   They are waiving their standard fees of up to [***]% margins.

8.   RED GIANT'S WARRANTIES. RED GIANT represents and warrants that:

     a.   It has the right and authority to enter into this Agreement.

     b. It shall obey all applicable laws, regulations and rules of any government body or agency or other competent authority.

     c. For the term of the contract shall give Active Media Printing first right of refusal for all printing work.

9. INDEMNIFICATION. Each party shall indemnify and hold harmless the other party, from and against any and all damages, costs, liabilities and reasonable attorney's fees suffered as a result of or in connection with the indemnifying party's: (a) provision of materials or services under this Agreement; (b) infringement of any copyright or trademark rights of any third party or misappropriation of any third party's trade secrets; (c) having made any libelous, defamatory or disparaging statement concerning any third party; (d) breach of its obligations, representations and warranties under this AGREEMENT; (e) materially false statements or those of its staff, telemarketers or other sales people; or (f) distribution of promotional or advertising materials without obtaining any required prior approval of the other party hereunder, provided, however, that the indemnifying party (i) is promptly notified in writing of such claim, (ii) shall have the sole control of the defense and/or settlement thereof, (iii) is furnished all information available for such defense, and (iv) the party seeking indemnification cooperates in any defense and/or settlement thereof.

10. LIMITATION OF LIABILITY. EXCEPT AS OTHERWISE PROVIDED HEREIN, AND NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE TO THE


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     CONTRARY, NEITHER PARTY SHALL BE LIABLE OR OBLIGATED UNDER ANY SECTION OF
     THIS AGREEMENT OR UNDER CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOST PROFITS, LOST DATA, OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES. THE LIMITATIONS IN THIS SECTION SHALL NOT APPLY TO ANY BREACH OF SECTION 12 OR TO EITHER PARTY'S INDEMNIFICATION OBLIGATIONS UNDER SECTION 16.

11.  MISCELLANEOUS.

     a. Assignment & Assumption. Neither party may assign this AGREEMENT, except that either party shall be free to assign or sublet, transfer, or convey its rights or privileges which are granted under this Agreement in whole or in part to any subsidiary or affiliate of such party, provided that no such assignment shall relieve the assignor of its obligations hereunder.

     b. Relationship of the Parties. The parties hereto expressly understand and agree that their relationship is that of a Independent Contractors

     c. Notices. Notices under this Agreement shall be sufficient only if in writing, personally delivered, delivered by a major commercial rapid delivery courier service or mailed, postage or charges prepaid, by certified or registered mail, return receipt requested to a party at its addresses set forth on the first page above or as amended by notice pursuant to this Section. If not received sooner, notice by mail shall be deemed received five (5) days after deposit in the U.S. mails.

     d. Construction. The parties acknowledge and agree that this Agreement has been drafted and prepared through the efforts of both parties and the rule of construction that any vague or ambiguous terms are to be construed against the party drafting such terms shall not be applied to either party to this Agreement.

     e. Governing Law; Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. In the event of a dispute regarding this Agreement or the respective rights of the parties hereunder, with the exception of PRINTER's right of exclusivity pursuant to paragraph number 15 hereinabove and/or confidentiality pursuant to paragraph number 12 hereinabove, the parties agree to submit such dispute to binding arbitration in Orlando, Florida before a professional arbitrator selected by the

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          parties or, if the parties cannot agree on an arbitrator, appointed by the court. Any such arbitration shall be commenced within fifteen (15) days and completed within forty-five (45) days of selection of the arbitrator and the discovery rules contained in the Florida Rules of Civil Procedure shall apply to all such proceedings. The arbitrator shall have the right to order all remedies and award attorney's fees and costs to the prevailing party and any such orders may be entered in a court of competent jurisdiction. With respect to any dispute concerning PRINTER's right of confidentiality pursuant to paragraph number 12 hereinabove, the parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Orange County, Florida and in the event litigation results with respect thereto, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

     f. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior discussions, documents, agreements and prior course of dealing, and shall not be effective until signed by both parties

     g. Amendment and Waiver. Except as otherwise expressly provided herein, any provision of this Agreement may be amended or modified and the observance of any provision of this Agreement may be waived (either generally or any particular instance and either retroactively or prospectively) only with the written consent of the parties. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights.

     h. Severability. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, such provisions shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

     i. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Transmission by facsimile of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

     j. Headings. Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.

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     k.   Attorneys' Fees. In any action to enforce this Agreement, the prevailing party shall be entitled to costs and reasonable attorneys' fees.

     l. Both parties will not disparage, defame, or besmirch the reputation, character, image or services of the other party, its affiliates, divisions, parent corporations, directors, officers, shareholders, employees or agents.

12. FURTHER ASSURANCES. Each of the parties hereto agrees to execute and deliver, or cause to be executed and delivered, all such instruments, and to take all such action as the other party may reasonably request in order to effectuate the intent and purposes of, and to carry out the terms of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date. All signed copies of this Agreement shall be deemed originals.

PRINTER:                                      RED GIANT ENTERTAINMENT


By: /s/ Benny R. Powell                       By: /s/ Benny R. Powell
   ------------------------------                 ------------------------------
   Benny R. Powell / CEO                          Benny R. Powell / CEO

Date: March 13, 2013                          Date: March 13, 2013
      ---------------------------                   ----------------------------

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